                               AGREEMENT BETWEEN

                     COLUMBIA GAS TRANSMISSION CORPORATION
                                    ("TCO")

                                       A
                                        N
                                         D

                       CONSOL PENNSYLVANIA COAL COMPANY,
                             NINEVEH COAL COMPANY,
                                      AND
                              GREENON COAL COMPANY
                                 ("COMPANIES")

                                   I N D E X

            Article   Title                                                           Page
            -------   -----                                                           ----
               1      TEMPORARY DEACTIVATION OF THE STORAGE COMPLEX                      1
                       1.01  Temporary Deactivation                                      1

               2      EFFECTIVE DATE AND INITIAL PAYMENT DATE                            2
                       2.01  Effective Date                                              2
                       2.02  Initial Payment Date                                        2

               3      INDIVISIBLE CONDITIONS TO THE OBLIGATIONS OF
                      COMPANIES TO MAKE PAYMENTS TO TCO                                  2
                       3.01  Two (2) Indivisible Conditions                              2
                             (a) Reorganization Contingency                              2
                             (b) Regulatory Contingency                                  2
                       3.02  Cooperation by Companies                                    3
                       3.03  Copies of Filings                                           3

               4      PAYMENTS                                                           3
                       4.01  Five (5) Installment Payments                               3
                       4.02  Interest on Late Payments                                   3
                       4.03  Payment Conditions                                          4
                             (a) Payments Made Prior to Plan Consummation                4
                             (b) Interruption or Curtailment of Mining Operations        4
                                 (i) Before Final Installment Payment Made               4
                                (ii) After Final Installment Payment Made                4
                             (c) TCO Refund of Payments                                  4
                             (d) TCO Adjustment to Refunds                               5
                             (e) Additional Remedies                                     5
                             (f) Irreparable Harm                                        5
                             (g) Non-applicability of Payment Conditions                 5

               5      OPERATIONS BY THE PARTIES                                          5
                       5.01  Accommodation of Mining Operations                          6
                             (a) In General                                              6
                                 (i) Cessation of Storage Injection                      6
                                (ii) Pressure Limitations                                6
                               (iii) Projected Withdrawals and Resulting Volumes
                                     in Storage                                          7
                                (iv) Companies' Release of Acreage to Permit Storage
                                     Reactivation                                        7
                                 (v) TCO's Right to Use Majorsville Shallow for Gas
                                     Storage                                             7
                             (b) Plugging of Wells                                       8
                             (c) Mine Maps                                               8
                             (d) Prohibition of New Wells; Exception                     8
                             (e) Recompletion of Wells                                   9
                             (f) Cessation of Gas Withdrawal from a Well                 9
                                 (i) Six (6) Month Notice of Plugging for
                                     Mine Through                                        9

         Article    Title                                                             Page
         -------    -----                                                             -----
                                (ii) TCO's Delivery of an Assignment                     9
                               (iii) Companies' Statutory Filings with the States        9
                                (iv) Cleaning Up Well Sites before Plugging             10

                                 (v) Fourteen (14) Day Notice of Cessation
                                     of Gas Withdrawal                                  10
                                (vi) Accelerated Notice                                 10
                             (g) Cleaning Up Well Sites and Assignments at Termination  10

                      5.02   Responsibility for Costs                                   11
                             (a) Storage Complex Operations in General                  11
                             (b) Plugging Wells                                         12
                             (c) Subsidence Damage to the Compressor Station            12
                             (d) Subsidence Damage to Other Storage Complex Facilities  13
                             (e) Cleaning Up Well Sites                                 14
                             (f) Other Costs                                            14

               6      TCO'S WARRANTIES TO COMPANIES                                     14
                       6.01  Ownership Rights                                           14
                       6.02  Rentals, Fees, Etc.                                        14
                       6.03  Free Gas                                                   14
                       6.04  Abandoned Wells                                            14
                       6.05  Review of Data                                             14
                       6.06  Wells Already Plugged                                      14
                       6.07  Polychlorinated Biphenyls                                  14
                       6.08  Regulatory Approvals                                       15

               7      INDEMNIFICATIONS                                                  15
                       7.01  Definitions                                                15
                       7.02  TCO's Indemnification by Companies                         15
                       7.03  Companies' Indemnification by TCO Respecting Environ-
                             mental Matters                                             16
                       7.04  Companies' Indemnification by TCO Respecting Article 6     17
                       7.05  Companies' Indemnification by TCO Respecting a Well
                             Operated after Assignment                                  17
                       7.06  Releases                                                   17
                       7.07  Representation of the Indemnitee                           17
                       7.08  Rule of Construction                                       18
                       7.09  Limitations                                                18
                       7.10  Notice of Claims                                           18

               8      EXCHANGE OF INFORMATION                                           18
                       8.01  Purpose of Exchange                                        18
                       8.02  TCO's Operations                                           18
                       8.03  Companies' Operations                                      18
                       8.04  Governmental Filings and Meetings                          18
                       8.05  Quarterly Reports                                          19

               9      NOTICES                                                           19
                       9.01  Given in Writing                                           19

            Article   Title                                                           Page
            -------   -----                                                           ----
               10     TERMINATION                                                       20
                      10.01  Termination for Failure of Two Indivisible Conditions      20
                      10.02  Termination Upon Completion of Mining Operations           20
                      10.03  Survival of Obligations                                    20

               11     Miscellaneous Provisions                                          20
                       11.01  Governing Law                                             20
                       11.02  Limited Effect of Agreement                               20
                       11.03  Severability                                              20
                       11.04  Successors                                                20


            SIGNATURES                                                                  21
            ----------


            EXHIBITS    A     Map
            --------

                        B     Graph of Projected Withdrawals of Gas

                        C     Assignment and Bill of Sale

                                   AGREEMENT

                  THIS AGREEMENT, made this ---- day of ------------, 1993, by and between COLUMBIA GAS TRANSMISSION CORPORATION, a Delaware corporation hereinafter referred to as "TCO",

                                       A
                                        N
                                         D

            CONSOL PENNSYLVANIA COAL COMPANY, a Delaware corporation ("CPC"), NINEVEH COAL COMPANY, a Delaware corporation ("NCC"), and GREENON COAL COMPANY, a Delaware corporation ("GCC"), CPC and NCC and GCC hereinafter referred to as "Companies", meaning each of them individually and severally and/or all of them collectively and jointly, as the context requires,


                                   WITNESSETH

                  WHEREAS, TCO owns and operates three underground natural gas storage fields (being Heard Storage Field, the Majorsville Shallow Storage Field and the Majorsville Deep Storage Field), gas therein, wells, related storage pipelines, a compressor station and other facilities, as well as related 3000' reservoir protective areas (hereinafter collectively referred to as the "Storage Complex"), located in Greene and Washington Counties, Pennsylvania, as well as Marshall County, West Virginia; and

                  WHEREAS, Companies currently own and/or operate coal mining operations in Greene and Washington Counties, Pennsylvania, as well as Marshall County, West Virginia; and,

                  WHEREAS, the Storage Complex and the mining operations
            underlie some of the same surface land which, at present, requires TCO and Companies each to operate their respective facilities with due regard for the property, rights, and duties of the other; and,

                  WHEREAS, TCO and Companies desire to enter this Agreement
            which, on the "Effective Date" as hereinafter defined, will state their respective rights, duties, obligations and liabilities relating to the temporary deactivation of the Storage Complex to accommodate mining operations.

                  NOW, THEREFORE, for and in consideration of the premises,
            which are incorporated and the mutual promises, covenants and agreements hereinafter set forth, TCO and Companies, with intent to be legally bound, agree as follows:



           ARTICLE 1:  TEMPORARY DEACTIVATION OF THE STORAGE COMPLEX

                  1.01 Temporary Deactivation. TCO has commenced and will continue the temporary deactivation of the Heard Storage Field and the Majorsville Deep Storage Field; and TCO will commence the temporary deactivation of the Majorsville Shallow Storage Field when required under Section 5.01(a)(v) hereof. The temporary deactivation of the Storage Complex shall be effected in accordance with the provisions of Section 5.01 hereof and shall include storage fields, wells, pipelines, a compressor station and other facilities, all of which are within the outer boundaries of the Storage Complex as shown on TCO's revised map of the Storage Complex bearing the same date as this Agreement and entitled "Majorsville-Heard Map". The map presents a color- coded depiction of and distinction between the Heard, Majorsville Deep, and Majorsville Shallow reservoirs, and wells, and the pipelines, and the compressor station and other storage facilities. Said Map labeled Exhibit "A" is attached hereto and made a part hereof.


              ARTICLE 2:  EFFECTIVE DATE AND INITIAL PAYMENT DATE

                  2.01 Effective Date. The "Effective Date" of this Agreement shall be the date on which it is executed by the parties. This Agreement shall continue in effect from the Effective Date until the completion of mining operations by Companies within the boundaries of the Storage Complex unless terminated earlier in accordance with the provisions of Article 10 hereof.

                  2.02 Initial Payment Date. The "Initial Payment Date" of this Agreement shall be the later date of either: (a) January 3, 1994, or (b) the eleventh (11th) day following the date upon which the later of the two (2) indivisible conditions specified in
            Section  3.01 is satisfied.


            ARTICLE 3: INDIVISIBLE CONDITIONS TO THE OBLIGATION OF COMPANIES TO MAKE PAYMENTS TO TCO

                  3.01 Two (2) Indivisible Conditions. The obligation of Companies to tender any of the five (5) installment payments to TCO as specified in Section 4.01 of this Agreement is expressly made subject to TCO having, prior to said tender, provided Companies copies of instruments and/or other verifiable evidence that the following two (2) indivisible conditions have been satisfied:

                        (a) Reorganization Contingency - TCO shall have received the entry of a final, non-appealable Order approving this Agreement in TCO's reorganization proceeding filed on or about July 31, 1991 at Docket No. 91-804 pending in the United States Bankruptcy Court in the District of Delaware in form and substance acceptable both to TCO and to Companies, which acceptance shall not be unreasonably withheld.

                        (b) Regulatory Contingency. TCO shall have received all regulatory approvals required to perform its duties and obligations under this Agreement, including Federal Energy Regulatory Commission ("FERC") approval of TCO's temporary deactivation of the Storage Complex in accordance with the provisions of Article 5 hereof during the term of this Agreement, such approvals to be final and no longer subject to rehearing or appeal and in form and substance acceptable both to TCO and to Companies, which acceptance shall not unreasonably be withheld. It is currently anticipated by the parties that TCO shall file for and receive from FERC a
                  Section 7(c) order pursuant to the Natural Gas Act [15 U.S.C. 717(f)] which shall amend or replace the current certificate issued by FERC to TCO in FERC Docket No. CP88-866.

                  3.02 Cooperation by Companies. Companies shall cooperate with TCO in obtaining the approval(s) to be sought by TCO in order to implement this Agreement, including the furnishing of data (not competitively sensitive or otherwise proprietary in nature as determined in Companies' sole discretion) which may be required by TCO to respond to any data request or regulatory requirement in the proceedings to obtain the approvals contemplated by Section 3.01.

                  3.03 Copies of Filings. After the date of execution of this Agreement, TCO shall promptly make Companies aware of, and provide to them, copies of all filings or other communications relating to any approvals concerning the contingencies set out in this Article 3 with federal, state or local government agencies or the Bankruptcy Court, or any subsequent filings or other communications relating to such approvals. Any objections by Companies shall be considered by TCO.

                              ARTICLE 4:  PAYMENTS

                  4.01 Five (5) Installment Payments. In consideration for the temporary deactivation of the Storage Complex and as reimbursement for leasehold maintenance and other costs to be incurred by TCO, Companies will pay to TCO, subject to the conditions set forth in Section Section 3.01 and 4.03 hereof, a total of twenty million dollars ($20,000,000) in five (5) installments under the following schedule:

                        Amount            Due Date
                        ------            --------
                  (1)   $4,000,000  the Initial Payment Date;

                  (2)   $5,000,000  twelve (12) months after the Initial Payment Date;

                  (3)   $5,000,000  twenty-four (24) months after the Initial Payment
                                    Date;

                  (4)   $4,000,000  thirty-six (36) months after the Initial Payment Date;


                  (5)   $2,000,000  forty-eight (48) months after the Initial Payment Date


                  4.02  Interest on Late Payments.  Any amount due under
            Section 4.01 but not paid by the applicable due date shall accrue interest at the higher rate of (i) the rate then provided for interest on amounts due but not paid under TCO's FERC Gas Tariff or
            (ii) the prime rate applicable for the calendar quarter under the then current FERC refund regulation [now codified as 18 C.F.R.
            Section  154.67(c)(2)(iii)(A)].

                  4.03 Payment Conditions. Installment payments which become due pursuant to the provisions of Section 4.01 hereof shall be made by Companies subject to both the conditions set forth in
            Section  3.01 hereof and the following conditions:

                        (a) Payments Made Prior to Plan Consummation. Installment payments which become due and are paid by Companies during the period that TCO's reorganization proceeding, as specified in Section 3.01(a) hereof, remains pending prior to Plan Consummation as that term is defined in the Plan shall, by agreement of the parties hereto and incorporated in the Order approving this Agreement, be treated as administrative claims if mining operations are interrupted or curtailed as specified in
            Section 4.03(b) below; however, absent any such interruption or curtailment, the right of Companies to file an administrative claim shall automatically terminate upon the date of Plan Consummation.

                        (b) Interruption or Curtailment of Mining Operations. In the event that Companies' mining operations within the outer boundaries of the Storage Complex are interrupted or curtailed as a result of (i) the operation of any order issued by the FERC or any successor agency, or any other governmental entity or court having jurisdiction in the matter, relating to the temporary deactivation of the Storage Complex by TCO in accordance with the provisions of
            Article 5 hereof, or (ii) an action or omission of TCO or any of its affiliates, or of any employee, agent or contractor of TCO, in the discharge of, or failure to discharge, TCO's obligations relating to the temporary deactivation of the Storage Complex under this Agreement, then, in such event:

                              (i)   Before Final Installment Payment Made.
                  Companies may withhold any installment payments which become due after such interruption or curtailment until the reason for such interruption or curtailment is cured by TCO. Such period of suspension shall not count as calendar time to be measured beyond the Initial Payment Date pursuant to the installment payment schedule of Section 4.01, so that said schedule shall be extended for a period of equal duration to said suspension.

                              (ii) After Final Installment Payment Made. The Companies may transfer to TCO the duty and sole responsibility for the cost of and the plugging of or replugging of wells as specified in Section 5.01(b)(ii) at the rate of two (2) well(s) for each full calendar day that the mining operations of Companies are interrupted or curtailed. The particular wells subject to such transfer shall be determined at the sole discretion of Companies. As to each and every occurrence which happens after all installment payments are made and before twenty (20) years after the Effective Date, two (2) well(s) shall be transferred for the first full day of interruption or curtailment and continue at that rate of two (2) well(s) per day until the first full day following the day that the impediment to full mining production has been removed. Any amounts paid by TCO pursuant to Section 4.03(c) below shall not be considered as an offset against the costs incurred by TCO for plugging or replugging wells under this Section 4.03(b)(ii).

                        (c) TCO Refund of Payments. If Companies' mining operations are interrupted or curtailed, for any reason stated in
            Section 4.03(b) above, and if such interruption or curtailment continues for a period of one (1) year, TCO shall, subject to
            Section 4.03(d) hereof, refund to Companies all installment payments previously made by Companies pursuant to Section 4.01 along with interest calculated at the rate provided in Section
            4.02 hereof from the date of the beginning of such interruption or curtailment until the date of refund by TCO. This remedy for interruption or curtailment of mining operations shall be in addition to the remedies provided in Section 4.03(a) and (b) above. Any costs incurred by TCO for plugging or replugging wells pursuant to Section 4.03(b)(ii) above shall not be considered as an offset against amounts owed by TCO under this Section 4.03(c).

                        (d) TCO Adjustment to Refunds. Beginning sixty (60) months after the Initial Payment Date, TCO shall be able to retain, from the installment payment amounts which must be refunded to Companies pursuant to Section 4.03(c) hereof, the sum of one million dollars ($1,000,000) for each and every additional twelve
            (12) month period during which temporary deactivation of the Storage Complex continues to be effected in accordance with the provisions of Section 5.01 hereof.

                        (e) Additional Remedies. It is expressly agreed that the payments provided in Section 4.03(c) and any transfers of responsibility for plugging or replugging wells which may be effected pursuant to Section 4.03(b)(ii) may not cover all damages that Companies may suffer as a result of interruption or curtailment of mining operations for any reason stated in Section 4.03(b) above, and Companies reserve their rights to any additional remedies available to them under this Agreement or at law or in equity, subject to credit for such Section 4.03(c) payments made and for the cost of plugging or replugging wells pursuant to
            Section  4.03(b)(ii).

                        (f) Irreparable Harm. TCO acknowledges that Companies will suffer irreparable harm, (which for purposes hereof shall mean damage for which a remedy at law may not be adequate), if their mining operations are interrupted or curtailed for any reason stated in Section 4.03(b) above, and, TCO, therefore, agrees that it shall use all reasonable efforts to: (1) avoid any such interruption or curtailment, (2) correct any action or omission which may have caused such interruption or curtailment, and (3) assert and pursue diligently all remedies and defenses available to TCO to contest any order contemplated in Section 4.03(b) above. TCO further agrees that it shall not deny in court or otherwise that Companies will suffer such irreparable harm.

                        (g) Non-applicability of Payment Conditions. In the event that Companies' mining operations within the outer boundaries of the Storage Complex are interrupted or curtailed directly or indirectly as a result of:

            (i) an action or omission of Companies, or any of their affiliates, or any employee, agent or contractor of Companies, in the discharge of, or failure to discharge, Companies' obligations under Article 5 of this Agreement; or (ii) as a result of the operation of any order issued by the Mine Safety and Health Administration, or any successor agency, which does not result in whole or in part from TCO's action or omission; then as to that particular interruption or curtailment of mining operations, the payment conditions set forth above in this Section 4.03 shall not apply.



                     ARTICLE 5:  OPERATIONS BY THE PARTIES

                  5.01 Accommodation of Mining Operations. As to this Agreement, the rights of Companies to mine the coal shall be considered "dominant" while the rights of TCO to operate the Storage Complex shall be considered "servient".

                        (a) In General. After the date of the signing of this Agreement, TCO will not oppose and will cooperate with mining operations by Companies within the area of the Storage Complex as follows:

                              (i) Cessation of Storage Injection. The parties recognize that mining activity has occurred and will continue to progress in areas overlying reservoirs within the Storage Complex. To alleviate TCO's concern about the operation of the Storage Complex while Companies are engaged in underground mining within the boundaries of and overlying the storage reservoirs, TCO will not, after the date of this Agreement, further inject gas generally in the vicinity of mining operations and specifically not in Heard (which utilizes the 50 Foot Sand and 30 Foot Sand formations), nor will TCO further inject gas in the Pennsylvania part of Majorsville Deep (which utilizes the Big Injun formation); and TCO shall not inject gas in the West Virginia part of Majorsville Deep (which utilizes the Big Injun formation) after October 31, 1993. Before November 1, 1993, TCO shall have the right to inject gas into the West Virginia part of Majorsville Deep (Big Injun formation), so as to preserve deliverability from the West Virginia storage wells in the 1993-94 winter season.

                              (ii) Pressure Limitations. TCO shall utilize its compressor and pipeline facilities (existing on the Effective Date) and active storage wells [including any new storage wells drilled pursuant to Section 5.01(d)] so as to reduce reservoir pressures in each of the reservoirs included in the Storage Complex as low as reasonably possible in the vicinity of mining. In addition, unless Companies notify TCO in writing of a change in their forecasted operations, TCO shall use its best efforts to maintain its active storage wells (for this purpose of this Section 5.01(a)(ii), Injection-Withdrawal Wells and Special Wells) on withdrawal-only status with minimal shut-ins limited to those necessary on account of the physical limitations of the Storage Complex facilities, and including, to the extent reasonably possible, the reinjection of gas withdrawn elsewhere in the Storage Complex into the Majorsville Shallow reservoir, as well as maximizing the delivery of gas withdrawn to TCO's low pressure markets, concentrating the withdrawal by groups of wells which Companies and TCO agree to prioritize as follows:

                              (A)   The Heard Storage Reservoir;
                              (B)   the portion of the Majorsville Deep Storage
                                    Reservoir located within Pennsylvania;
                              (C)   the portion of the Majorsville Deep Storage
                                    Reservoir located within West Virginia; and
                              (D) the Majorsville Shallow Storage Reservoir, starting two (2) years after receipt of the Notice as provided for in Section 5.01(a)(v).

                              (iii)  Projected Withdrawals and Resulting
                  Volumes in Storage. In connection with its undertakings in Section Section 5.01(a)(i), (a)(ii), and (a)(v), TCO has delivered to Companies a graph showing its projected volumes in storage resulting from its anticipated withdrawals [including 1993 injections in the West Virginia portion of Majorsville Deep, as provided in Section 5.01(a)(i), and injections in Majorsville Shallow subject to the provisions of Section 5.01(a)(v)] in the Storage Complex. A copy of the graph is attached hereto as Exhibit "B". TCO shall use its best efforts to meet or exceed its anticipated withdrawals so as to attain the projected volumes in storage, and shall not change its operational plan except (A) to handle the unforeseeable consequences of "force majeure" as defined in TCO's Gas Tariff, in which event TCO shall use its best efforts to minimize the impact of the force majeure on the projected net withdrawals as now scheduled or (B) to utilize the storage potential of acreage which may be released by Companies to TCO under Section 5.01(a)(iv). Further, TCO acknowledges that payments made or to be made by Companies pursuant to Section 4.01 hereof, are based on a reliance by Companies that TCO shall use its best efforts to meet or exceed its projected volumes in storage as shown on the aforementioned Exhibit "B".

                              (iv) Companies' Release of Acreage to Permit Storage Reactivation. At any time during the term of the Agreement, Companies reserve the right to offer to release to TCO for storage reactivation parts of the Storage Complex which Companies decide in their sole discretion not to mine, or not to mine in other coal seams above or below a mine abandoned or to be abandoned by a date certain. Companies will prepare a map showing the area(s) to be released, which shall include all wells then remaining unplugged within the perimeter line(s) of the area(s) offered for release. TCO shall have one (1) year to accept the offer of all of the acreage included in the offer or to counteroffer to accept part(s) of the acreage, or Companies' offer will automatically terminate. If TCO, in its sole discretion, accepts in writing all of the acreage offered for release, or if Companies, in their sole discretion, accept TCO's counteroffer within six (6) months after tender, then, as of the date of either TCO's or Companies' acceptance: (A) the released acreage and all wells therein shall be excluded from this Agreement as fully as if same had never been included; and (B) Companies shall promptly execute, acknowledge, and deliver to TCO deeds or other recordable documents which subordinate Companies' mining rights (then owned in fee rather than leased) to TCO's storage rights, so that all rights that Companies then own in fee to mine coal in the released acreage shall thereafter be "servient" while the rights to operate for underground gas storage shall thereafter be "dominant"; and (C) as to the released acreage, Companies shall assign to TCO the mining leases or relevant portions thereof that are assignable without additional cost to Companies, if any, which TCO selects at its sole discretion to accept from Companies and upon acceptance, TCO shall become liable for all duties and obligations of Companies (Assignors) which accrue under said mining leases after the date of such assignment.

                              (v) TCO's Right to Use Majorsville Shallow for Gas Storage. TCO may continue to use Majorsville Shallow reservoir for active storage operations until two (2) years from the date on which it receives written Notice from Companies of the approach of mining: Provided, that such Notice may not be given earlier than January 1, 1995. From a date two (2) years after receipt of the Notice, TCO shall not further inject gas in Majorsville Shallow, and shall otherwise proceed with deactivation so as to reduce reservoir pressures to as low as reasonably possible in order that such pressures comply with Section 5.01(a)(ii) above. If, during the term of this Agreement, Companies do not give the written Notice provided for herein, then TCO shall retain the duty to plug all wells remaining within the area designated as Majorsville Shallow on Exhibit "A".

                        (b) Plugging of Wells. In the Storage Complex, the responsibility for the plugging of wells shall be as follows:

                              (i) Within the Storage Complex boundaries shown on Exhibit "A", after the date of the signing of this Agreement, Companies shall have the right, at their sole expense, to plug or replug any wells for mine through that Companies determine in their sole discretion must be plugged or replugged to permit the orderly progression of mining within the mines.

                              (ii)   Except for: (A) wells which may be
                  released to TCO under Section 5.01(a)(iv); (B) wells which may remain with TCO if Notice is not given pursuant to
                  Section  5.01(a)(v); (C) new wells drilled by TCO pursuant to
                  Section 5.01(d); and (D) well which may become the duty and responsibility of TCO to plug pursuant to Section 4.03(b)(ii); as between Companies and TCO, Companies accept the duty and sole responsibility under the applicable federal and state statutes and regulations for the cost of and the plugging of or replugging of wells (active storage wells as well as abandoned wells) within the entire Storage Complex, whether or not for mine through purposes.

                              (iii)  If this Agreement is terminated under
                  Section 10.01, all obligations of Companies to plug wells under this Section 5.01(b) shall terminate immediately:
                  Provided, that with respect to any well theretofore plugged or replugged by Companies, Companies shall remain liable for the cost of plugging or replugging such well and the well site restoration thereof.

                        (c)   Mine Maps.  Companies shall deliver to TCO two
            (2) copies of any mine map or plan or revision thereto respecting coal operations of Companies inside the perimeter of the Storage Complex within ten (10) days after filing the mine map or plan or revision thereto pursuant to 58 Pa. Cons. Stat. Section 601.302(b), or under any analogous West Virginia statute.

                        (d) Prohibition of New Wells; Exception. After the date of this Agreement, and to the extent TCO owns, leases, subleases, or directly or indirectly controls the underground storage rights or drilling rights, TCO shall maintain said rights and shall not permit others to drill new wells within the Storage Complex. However, on a limited basis that does not interfere with near term mining, TCO reserves the right to drill new wells to be owned and operated by TCO, subject to the right of Companies to mine through any or all of the new wells pursuant to the applicable sections of this Agreement: Provided, that TCO shall bear the entire cost of plugging any new well.

                        (e) Recompletion of Wells. Subject to the rights and obligations of the parties under this Article 5, TCO reserves the right to recomplete non-plugged existing storage wells (being only Injection-Withdrawal Wells, Observation Wells or Special Wells) to maximize the recovery of gas or to evaluate or to operate the Storage Fields: Provided, that all recompletion work shall be limited to depths greater than two hundred (200) feet below the bottom of the Pittsburgh seam of coal. All recompletion work shall be performed by TCO without any increase in cost, expense, amount paid or to be paid by Companies under this Agreement.

                        (f) Cessation of Gas Withdrawal from a Well. To primarily avoid delay in the orderly progression of mining and to secondarily maximize the withdrawal of stored gas:

                              (i) Six (6) Month Notice of Plugging for Mine Through. Once Companies determine that mining or mining impact will require any well [including new wells and recompleted wells as described in Section 5.01(d) and (e)] to be plugged for mine through in no less than six (6) months, Companies shall deliver to TCO the following: (A) a six-month notice in writing of Companies' need to plug the well, and
                  (B), during the six (6) month notice period, for each well, an "Assignment and Bill of Sale" for the well executed and acknowledged by Companies in the form attached hereto and made a part hereof as Exhibit "C" (hereafter "Assignment") . The purpose of this extended notice period is to grant TCO, without consideration, a longer period to produce the wells while permits and bonds are being transferred. However, even if mining is not within six (6) months of an Observation Well, Companies shall have the right, at their sole discretion, to an assignment from TCO to plug same to reduce pressures within the vicinity of mining.

                              (ii)  TCO's Delivery of an Assignment.   TCO
                  shall promptly execute, acknowledge, and return to Companies any Assignment tendered by Companies pursuant to Section 5.01(f)(i)(B) above. However, the warranties contained in
                  Section 6.01, Section 6.02, Section 6.03 and Section 6.07 as well as the indemnifications contained in Section 7.03 and Section 7.05 shall continue to apply to the well even after same is assigned by TCO to Companies. Further, Companies do not in any way warrant the producability or viability of the well and will not maintain it in any manner. It is understood and agreed by the parties hereto that Companies do not in any way assume any responsibilities or obligations to any of the royalty interest owners of the assigned premises or to anyone to whom TCO is obliged by any existing agreements or contracts during or after the period of operations by TCO.

                              (iii) Companies' Statutory Filings with the
                  States. Upon TCO's return to Companies of a fully executed and acknowledged Assignment, Companies shall notify the proper state authority of transfer by promptly making the statutory filing with the Commonwealth of Pennsylvania under 58 Pa. C.S.A. Section 601.213 or a successor statute, or with the State of West Virginia under W. Va. Code Section 22B-1-26 (h) or a successor statute, as the case may be, so that the well to be plugged will be released from TCO's bond and secured under Companies' bond given under the law of the state where the well is located.

                               (iv) Cleaning Up Well Sites before Plugging.
                  Immediately upon receipt of a six-month notice from Companies as provided in Section 5.01 (f)(i), TCO shall do such work at its own expense as may be necessary to render the affected well site(s) environmentally clean and in compliance with all applicable laws and regulations by the end of the six-month notice period; and TCO shall thereafter keep the well site(s) environmentally clean. The purpose of the foregoing is to assure that after Companies occupy the well site for the purpose of plugging the well, Companies shall have no subsequent expenses in connection with any prior environmental contamination caused by the use or spill of hazardous wastes or hazardous substances or any other environmental hazard on the land within two hundred (200) feet of any affected well site or emanating from the well site. The clean-up of a well site shall be to the extent required, at the time the well bore is assigned and/or sold to Companies, by the applicable Federal, State or Local statutes, regulations and rules on account of oil and gas (including gas storage) operations. If TCO in its sole discretion completes the clean-up and is ready to cease the withdrawal of gas prior to the expiration of the six- month notice delivered under Section 5.01(f)(i), TCO shall promptly notify Companies of its readiness.

                              (v)   Fourteen (14) Day Cessation of Gas
                  Withdrawal. By a fourteen (14) day notice in writing delivered to TCO, Companies may direct that TCO shall cease the withdrawal of gas from the assigned well on a date certain, which date certain may be any day after the expiration of the six-month notice period provided in Section 5.01(f)(i), so that Companies will be enabled to commence to plug the well on the following day: Provided, that TCO's right to withdraw gas from the well may be extended thereafter only if an extension is proposed by

                  Companies' field personnel and agreed to by TCO's field personnel; and provided further, that a fourteen (14) day notice shall not be necessary if TCO has notified Companies of its readiness to cease the withdrawal of gas under Section 5.01(f)(iv).

                              (vi) Accelerated Notice. On a non-routine basis and only when dictated by an unscheduled advancement of mining operations, and when Companies and TCO have complied with Section 5.01(f)(i), (ii) and (iii), then Companies may give the fourteen (14) day notice even if six (6) months have not expired to trigger the cessation of gas withdrawal and the plugging specified in Section 5.01(f)(v). Because of the non- routine nature of this Notice, TCO shall be granted a reasonable time to complete its clean-up pursuant to
                  Section  5.01(f)(iv).

                        (g) Cleaning Up Well Sites and Assignments at Termination. After the termination of Mining Operations pursuant to Section 10.02, TCO shall continue to do such work at its own expense as may be necessary to render all remaining well sites that Companies are obligated to plug under Section 5.01 environmentally clean so that they are in compliance with all then applicable federal, state or local statutes, regulations and rules, so as to assure that Companies shall have no subsequent expenses in connection with any prior environmental contamination caused by the use or spill of hazardous wastes or hazardous substances or any other environmental hazard on the land within two hundred (200) feet of a well site or emanating from a well bore and/or well site. The clean-up of the well sites and assignments of the wells shall be prioritized as follows:

                              (i) For five (5) years after the termination of mining operations, TCO shall clean up well sites in the order specified by Companies as if the mining operations had not terminated, that is to say, under the provisions of Section 5.01(f), except that the six (6) month notice required by
                  Section 5.01(f)(i) can be given at any time by Companies since, at that point in time, the location of mining operations will be irrelevant; and

                              (ii) Five (5) years after such termination of mining operations, if Companies have wells remaining to be plugged, TCO shall clean up all of the remaining well sites as soon as possible. As the well sites are cleaned up, TCO shall cease the withdrawal of gas, shut in the well, notify Companies in writing that the clean-up has been completed, and execute, acknowledge, and deliver to Companies an Assignment for the well bore in the same form as provided in Exhibit "C". The Assignment shall thereafter be signed and acknowledged by Companies, whereupon Companies shall immediately make the statutory filing to comply with the provisions of Section 5.01(f)(iii) for the well. Provided, that five (5) years after such termination of Mining Operations, Companies shall reimburse TCO's annual costs incurred under Section 6.01 and Section 6.02 hereof beginning with year six (6) after termination and continuing until Companies, in their sole discretion, determine and inform TCO in writing that such reimbursable costs incurred by TCO are no longer necessary.

                              (iii) The clean up of any well site after the termination of Mining Operations pursuant to Section 10.02 shall be to the extent then required by the applicable federal, state or local statutes, regulations and rules on account of oil and gas (including gas storage) operations. Further, as to any wells assigned to Companies pursuant to this Section 5.01(g), TCO agrees and further covenants that the warranties contained in Section 6.01, Section 6.02,
                  Section 6.03 and Section 6.07 as well as the indemnifications contained in Section 7.03 and Section 7.05 shall survive the termination of this Agreement: Provided, however, that as to this Section 5.01(g), the warranties contained in Section 6.01, Section 6.02, and Section 6.03 shall be effective only until the end of the year in which that particular well is plugged by Companies, or if more than five (5) years after such termination of mining operations, until Companies cease reimbursing TCO for the costs of Section 6.01 and Section 6.02 as provided in
                  Section  5.01(g)(ii) above, whichever first occurs.

                  5.02 Responsibility for Costs. Subject to the exceptions provided in this Section 5.02(b), (c), (d) and (e), TCO, as owner and operator, will bear and timely pay all costs of temporary deactivation and/or operation of the Storage Complex as follows:

                        (a) Storage Complex Operations in General. TCO shall timely pay all costs incurred in its deactivation and/or operation of the Storage Complex, including but not limited to: (i) all costs associated with TCO's temporary deactivation and/or operation and maintenance of the Storage Complex, including the costs of any modifications or improvements (including new wells and recompletions of existing wells), capital or otherwise, necessary to operate the Storage Complex safely and to industry standards, including costs necessary to comply with all applicable statutes, regulations and rules of governmental entities having jurisdiction in the premises; (ii) all land acquisition costs, and all payments to lessors or sublessors or grantors of rights-of-way, including but not limited to acreage rental, storage acreage rental, well royalty, storage well royalty, oil royalty, as same are part of, or associated with, the Storage Complex; (iii) all free gas obligations to lessors, sublessors or landowners within the Storage Complex, and (iv) landowners' damage claims due to the unavoidable impact of TCO's construction or maintenance work, storage well and pipeline encroachment negotiations and litigation, legal services, operations planning, accounting services, and all reporting requirements relating to state and local authorities applicable to the temporary deactivation and/or operation of the Storage Complex.

                        (b) Plugging Wells. Except for: (i) wells which may be released to TCO under Section 5.01(a)(iv) hereof, (ii) wells which may remain with TCO if Notice is not given pursuant to
            Section 5.01(a)(v) hereof; (iii) new wells drilled by TCO pursuant to Section 5.01(d); and (iv) wells which may become the duty and responsibility of TCO to plug pursuant to Section 4.03(b)(ii); as between Companies and TCO, the work and associated costs of plugging and replugging of wells performed or to be performed by Companies under Section 5.01 and the well site restoration (excluding environmental clean up by TCO pursuant to Section 4.01(f)(iv) or Section 4.01(g) prior to assignment of a well) after such plugging or replugging shall be borne solely by Companies, whether or not this Agreement has expired pursuant to
            Section 10.02: Provided, that if this Agreement is terminated under Section 10.01, all such obligations of Companies shall terminate immediately except that, with respect to any well theretofore plugged or replugged by Companies, Companies shall remain liable for the cost of plugging or replugging such well and the well site restoration.

                        (c)  Subsidence Damage to the Compressor Station.
            Prior to January 1, 2003, in any part of the area within a perimeter located two hundred (200) feet outside the existing fence surrounding the "Majorsville Compressor Station", Companies shall limit their underground mining to "development mining", that is, to underground entries driven at a width which should not cause damage to the surface above such entries. Beyond the area within said perimeter, Companies may conduct full extraction mining. The compressor station is located entirely within the State of West Virginia, and its general location is indicated on Exhibit "A", but Companies shall do the survey work necessary to locate the existing fence, the 200-foot perimeter, an inventory of the existing station and multiple site elevations for said Compressor Station. Further, prior to January 1, 2003, all costs and expenses for temporary protection of or damage to the compressor station (that is, the compressor station as such and all ancillary structures and facilities involved in the suction of gas from the incoming pipelines, compression of gas in the compressors, and discharge of gas into outgoing pipelines, and the auxiliary office building all located within the fenced area referenced above) which exist on the date of the signing of this Agreement (specifically excluding any future improvements) and which may be disturbed by subsidence due to mining operations shall be handled as follows:

                              (i) The parties shall meet and discuss which of the compressor station facilities may be disturbed and which require mitigating action;

                              (ii) If within the compressor station facility mitigating action such as uncovering and blocking facilities is taken by mutual consent, such costs shall be shared equally by TCO and Companies;

                              (iii)  If, even with mitigating action, a
                  compressor station facility is materially damaged, such cost of repair shall be shared equally by TCO and Companies;

                              (iv) If both parties agree that mitigation is required but disagree on the specific action, either may invoke arbitration (under the Commercial Arbitration Rules of the American Arbitration Association at a hearing site in Pittsburgh, Pennsylvania), after which TCO shall take the more costly mitigating action so as to minimize the risk of damage to the compressor station facilities; and the arbitration issue shall be limited to the cost difference between the less costly and more costly mitigating actions; and the prevailing party in arbitration shall not be obligated to accept any of the burden of the cost difference or the costs (except for filing fees) paid to the American Arbitration Association.

                              (v) If either party hereto rejects mitigation proposed by the other, and material damage occurs, the rejecting party will bear the entire cost of repairing the subsidence-damaged compressor station facilities; and

                              (vi) Any compressor station facilities which break or rupture or are otherwise damaged by subsidence, but which damage does not affect the economic injection and/or withdrawal of the gas in the reservoirs of the Storage Complex then being utilized shall be repaired, not repaired, or otherwise dealt with at TCO's expense.

                              (vii) The provisions of this Section 5.02(c) shall not be deemed or construed to obligate Companies to pay for any loss of gas resulting from damage to the compressor station facilities caused by subsidence.

                              (viii) Companies shall not be responsible for any costs or expenses either for protection activities or for damage to the compressor station which occur on or after January 1, 2003 and which are caused by or related to subsidence due to mining operations.

                        (d) Subsidence Damage to Other Storage Complex Facilities. With the exception of responsibility for certain costs and expenses at the Majorsville Compressor Station which occur prior to January 1, 2003 and as further described in Section 5.02(c) above, Companies, after the date of this Agreement, shall neither have nor be deemed or construed to have any responsibility for any costs or expenses for either protection activities or for damage to any other Storage Complex facilities [including but not limited to pipelines, 248 wells used in the operation of the Storage Complex (whether Injection-Withdrawal, Observation, Special or other) and any other TCO appurtenances] or loss of gas therefrom which is caused by or related to subsidence due to mining operations. Companies shall not have any duty to leave or provide subjacent or lateral support for the overlying strata or surface or anything thereon, therein or thereunder including but not limited to Storage Complex facilities now existing or hereafter erected.

                        (e) Cleaning Up Well Sites. Subject to any exceptions contained in Section 5.01(f)(iv) and (g), all costs and expenses for cleaning up well sites shall be borne by TCO.

                        (f) Other Costs. If not specifically mentioned in this Section 5.02, each party shall bear and timely pay the costs (including, but not limited to, those costs related to the Indemnifications provided in Article 7 as well as the costs for various reports, filings and legal expenses as referred to in Articles 3 and 8) as otherwise provided in this Agreement.


                   ARTICLE 6:  TCO'S WARRANTIES TO COMPANIES

                  6.01 Ownership Rights. TCO has and, for the term of this Agreement, will maintain at its expense the necessary rights in the form of ownership, leases or licenses and all necessary permits to operate the Storage Complex and to assure that any activities necessary for performance of this Agreement by TCO (including but not limited to the operations of TCO and Companies as contemplated by Section 5.01) in the Storage Complex are controlled in the manner and for the time contemplated by this Agreement.

                  6.02 Rentals, Fees, Etc. Payment of the annual rental shown on all leases and all other rents and fees necessary for the operation of the Storage Complex, is and, during the period of performance contemplated by this Agreement, will be maintained by TCO as current and complete.

                  6.03 Free Gas. The right of any lessor, sublessor, landowner or other entity to free gas can be terminated at any time, without cost to Companies upon the plugging of the well(s) on the leasehold, and Companies shall have free and unrestricted access to the leaseholds for that purpose. This warranty shall continue to apply even after TCO assigns ownership of a well to Companies.

                  6.04 Abandoned Wells. TCO has made a diligent search to locate all abandoned wells within the Storage Complex and the results of such search are and will remain open for review by Companies.

                  6.05 Review of Data. If requested by Companies, TCO will diligently work with Companies in any new review of available data that Companies may deem necessary in advance of their underground mining operations.

                  6.06 Wells Already Plugged. Except for wells plugged by Companies, the plugging of all abandoned wells known to have penetrated any of the storage reservoirs within the Storage Complex is in compliance with Pennsylvania or West Virginia law, as the case may be, and as applicable at the time of plugging.

                  6.07 Polychlorinated Biphenyls. As to wells plugged by Companies, TCO shall accept and remain responsible for any casing or tubing that is withdrawn from a well bore or surface wellhead equipment that is removed in order to plug the well, as long as such casing or tubing and surface wellhead equipment are subject to special handling requirements on account of possible PCB contamination. Further, if any fluids withdrawn from the well in the plugging thereof are determined to be contaminated with PCBs, the disposal of the contaminated fluid shall be at TCO's cost and as TCO's responsibility.

                  6.08 Regulatory Approvals. TCO warrants to Companies that the regulatory approvals required pursuant to Section 3.01(b) hereof will be adequate to permit TCO to perform its duties and obligations under this Agreement and that TCO will diligently comply with the terms and conditions of such regulatory approvals during the term of this Agreement.


                          ARTICLE 7:  INDEMNIFICATIONS

                  7.01 Definitions. For purposes of the indemnifications in this Article 7, the term "TCO" as indemnitee includes TCO's affiliated and subsidiary companies (past, present and future) and the officers, directors, employees, agents, and servants of each; and the term "Companies" as indemnitee includes CPC and NCC and GCC and their affiliated and subsidiary companies (past, present, and future), and the officers, directors, employees, agents, and servants of each. However, the indemnitors shall be TCO as such and Companies as such, and not the affiliated and subsidiary companies, and the officers, directors, employees, agents and servants of each.

                  7.02 TCO's Indemnification by Companies. Subject to the limitations and exceptions provided in this Section 7.02, Companies shall indemnify, defend and hold harmless TCO from and against any claim, loss, or liability (including punitive damages and civil and criminal penalties) for personal injury (including bodily injury and death) and/or for property damage to third parties relating directly or indirectly to the underground mining operations of Companies inside the boundary of the Storage Complex. This indemnification includes but is not limited to any claim, loss or liability based on third parties' allegations of--

                        (a) Companies' negligent, willful, wanton, reckless or deliberate act or omission; or

                        (b) TCO's negligent act or omission which is joint or concurrent (in time or sequence) with Companies' negligent, willful, wanton, reckless or deliberate act or omission; or

                        (c) TCO's sole negligent act or omission in failing to locate abandoned wells within the perimeter of the Storage Complex and/or in pressurizing additional gas sands not currently part of the Storage Complex, but within the perimeter of said Complex;

            and founded on any theory of law or equity whether grounded in the law of torts, contracts, property, or other substantive area of the law, including but not limited to theories based on fault, strict liability, absolute liability, statutory obligations, or otherwise. This indemnification specifically excludes and does not protect TCO against any claim, loss or liability for (i) loss of gas from wells, or from a storage reservoir, or from a pipeline, or payments of any type for the gas or the Storage Complex or any part of it;
            (ii) except as provided in Section 5.02(c), destruction of, loss of value of, or damage to the Storage Complex or any part of it;
            (iii) consequential damages resulting from loss of gas or loss of the Storage Complex or any part of it; and (iv) personal injury (including bodily injury and death) and/or property damage to third parties caused by gas escaping from damaged or broken pipelines and/or related pipeline facilities. Companies waive any right of contribution they may have against TCO or TCO's shareholders, officers, directors and employees with respect to the matters set forth in this Section 7.02.

                  7.03   Companies' Indemnification by TCO Respecting
            Environmental Matters.    TCO shall defend, indemnify, and hold
            harmless Companies from and against any claim, loss, liability, cost or expenses (including punitive damages and civil and criminal penalties) relating to any environmental harm or damage within or emanating from a well bore or land (during the period of temporary use and occupancy by Companies) within two hundred (200) feet of any well now or formerly operated by or plugged by TCO and which is assigned and/or sold to Companies pursuant to Section 5.01 (f)(ii) or Section 5.01 (g), except for and excluding any environmental harm or damage resulting from plugging and replugging of said wells by Companies, as well as site restoration of well sites associated with well plugging by Companies under this Agreement. This indemnification shall include any and all claims, losses, liabilities, costs or expenses asserted or imposed against Companies (whether known or unknown at the time of this Agreement) on account of oil and gas operations (including underground gas storage) by TCO or its predecessors, and pertaining to site restoration, air quality, water quality, or the storage, treatment, disposal, clean-up, removal or other disposition of hazardous wastes and hazardous substances within or emanating from a well bore or land (during the period of temporary use and occupancy by Companies) within two hundred (200) feet of any well now or formerly operated by or plugged by TCO and which is assigned and/or sold to Companies pursuant to Section 5.01 (f)(ii) or Section 5.01 (g) of this Agreement, except for and excluding any environmental harm or damage resulting from plugging and replugging of wells by Companies under this Agreement, as well as site restoration of well sites associated with well plugging by Companies under this Agreement. This indemnification shall also include any personal injury (including bodily injury or death) or property damage arising directly or indirectly from the presence of such hazardous wastes or substances or their clean-up or disposition. This indemnification includes, but is not limited to, any action, obligation or liability under the Federal Comprehensive Environmental Response Compensation and Liability Act (commonly known as the Superfund Law or CERCLA), the Federal Resource Conservation and Recovery Act (commonly known as RCRA), the Toxic Substances Control Act (commonly known as TSCA), the National Environmental Policy Act (commonly known as NEPA), the Pennsylvania Clean Streams Act, the Pennsylvania Solid Waste Management Act, the Pennsylvania Hazardous Sites Clean-Up Act, the Pennsylvania Oil and Gas Act, and any analogous West Virginia statutes, or any other federal or state environmental statute, regulation or rule (including but not limited to any enacted or amended after the date of this Agreement); this indemnification shall not include any action, obligation or liability imposed by reason of the Surface Mine Reclamation Act, or any other federal or state statute (including any enacted after the date of this Agreement) applying to coal mine operations as distinguished from oil and gas operations. This indemnification shall apply to all such actions, allegations or liabilities, whether brought, claimed or imposed by a federal, state or local governmental agency, by a private party, or by any other person or entity or combination of persons or entities and shall include without limitation actions based on strict liability or common law. TCO waives any right of contribution it may have against Companies or Companies' shareholders, officers, directors and employees with respect to the matters set forth in this Section 7.03. This indemnification shall include all circumstances and events existing at the time of this Agreement, and all releases to the environment by TCO before the termination or expiration of this Agreement. However, the provisions of this Section 7.03 shall survive the termination of this Agreement.

                  7.04 Companies' Indemnification by TCO Respecting Article 6. TCO shall defend, indemnify, and hold harmless Companies from and against any claim, loss, liability, cost or expenses (including punitive damages and civil and criminal penalties) arising from or relating to any breach, inaccuracy, or other failure of any warranty given by TCO to Companies in Article 6. This indemnification shall apply to all such claims, losses, liabilities, costs or expenses, whether asserted or imposed by a federal, state or local governmental agency, by a private party, or by any other person or entity or combination of persons or entities regardless of their nature or their basis in law or fact. TCO waives any right of contribution it may have against Companies or Companies' shareholders, officers, directors and employees with respect to the matters set forth in this Section 7.04.

                  7.05 Companies' Indemnification by TCO Respecting a Well Operated after Assignment. TCO agrees to indemnify and save harmless Companies against and from any and all claims made within the period of TCO's continued operation of a well or resulting thereafter from its operation of a well after an assignment of the well to Companies under Section 4.01(f), when claim is made by and on behalf of any person, firm, corporation, or governmental agency arising from or growing out of or in connection with operations on, in or with respect to the well, or arising out of property and rights hereby transferred or assigned, and further, in case any action or proceeding is brought against Companies by reason of any such claim, TCO will, at its expense, resist and defend such action or proceeding and satisfy any order of judgment against Companies resulting therefrom.

                  7.06 Releases. If either Companies or TCO obtain a release from any person for damages resulting from any event covered by the indemnifications in this Agreement, it shall not affect the respective rights and obligations of the parties under this Article 7.

                  7.07 Representation of the Indemnitee. The indemnified party hereunder shall be entitled at its option to representation by any attorney it selects, provided the attorney is acceptable to the other, which acceptance shall not be withheld except for good cause. The indemnifying party shall pay all reasonable settlements of such claims, all judgments recovered in such claims, and the related costs of the defense, including consultants' and expert witnesses' fees and expenses, preparation of demonstrative evidence and other visual aids, plaintiff's attorney fees if awarded by judgment, and defense attorney fees and expenses for both parties.

                  7.08  Rule of Construction.  Subject to the limitations of
            Section 7.02, the indemnifications in this Article 7 shall be broadly construed to protect the indemnified party against any claim, loss, or liability to the extent that the law or public policy of the State or the United States does not expressly forbid indemnification. In this connection, each waives its right to assert that any such law or public policy expressly forbids indemnification.

                  7.09 Limitations. Indemnifications under this Article 7 shall commence and be effective on the date of the signing of this Agreement, irrespective of the need for Bankruptcy Court or regulatory approval of the Agreement as a whole, unless both of the indivisible conditions specified in Section 3.01 do not occur as contemplated by this Agreement, so that the Agreement may be terminated. In such event, and except as otherwise provided, the indemnifications shall be null and void as to matters occurring and claims made after the date that the Agreement is terminated.

                  7.10 Notice of Claims. The indemnified party shall notify the other in writing, by certified mail, within fifteen (15) days after the receipt of any claim as to which that party believes it is indemnified. However, notwithstanding failure to give notice under this Section 7.10, the indemnifications provided in this
            Article 7 shall apply if the failure was due to the party's inadvertence, provided such inadvertence does not prevent an adequate defense.


                      ARTICLE 8:  EXCHANGE OF INFORMATION.

                  8.01 Purpose of Exchange. The parties will exchange information as provided in this Article 8 to facilitate the simultaneous withdrawal of gas and temporary deactivation of the Storage Complex by TCO and mining of coal by Companies.

                  8.02 TCO's Operations. TCO will make available to Companies for review and evaluation any and all information in TCO's possession relating to (a) the deactivation, operation and maintenance of the Storage Complex and bearing on Companies' coal mining operations, and (b) the location and condition of all wells within the area encompassed by the Storage Complex. In addition, TCO will permit Companies' designated consultants to inspect any facilities in the Storage Complex.

                  8.03 Companies' Operations. Similarly, Companies will promptly make available to TCO for its review and evaluation not only its mine maps under Section 5.01(c), but also any and all information in Companies' possession which both relates to the operation and maintenance of its coal mines within the boundary of the Storage Complex and which has bearing on TCO's gas withdrawal operations. In addition, Companies will permit TCO or designated consultants to inspect Companies' facilities within the boundary of the Storage Complex.

                  8.04 Governmental Filings and Meetings. In addition to the requirements for filings made pursuant to Article 3, at least ten
            (10) days prior to filing a major permit application or other major proposal for federal, state, or local governmental approval applicable to the operations of either party within the boundary of the Storage Complex, and any other major report or relevant major filing pursuant to any federal, state, or local laws, regulations or rules, the filing party shall give the other party an opportunity to review and propose revisions to the proposed filing. Further, after such major filing, the filing party shall furnish the other party with copies thereof. Companies specifically shall have the right to participate in any conferences, and shall be kept informed by TCO of any communications between TCO and FERC Staff regarding TCO's temporary deactivation of the Storage Complex in accordance with the provisions of Article 5 and as set forth in further detail in Section 3.01(b) of this Agreement.

                  8.05 Quarterly Reports. By the tenth (10th) day following the end of any quarter, the parties shall each provide the other with a quarterly report of its operations which are relevant to the operations of the other during the previous quarter, with the quarters ending on March 31, June 30, September 30 and December 31 of each year.


                              ARTICLE 9:  NOTICES

                  9.01 Given in Writing. All notices specified to be given hereunder shall be in writing and shall be duly given if delivered by hand or mailed by first-class, registered or certified mail, postage fully prepaid, addressed to the parties as follows:

                  For Companies     Consol Pennsylvania Coal Company
                                    1800 Washington Road
                                    Pittsburgh, PA  15241
                                    Attention:  President

                                    Nineveh Coal Company
                                    1800 Washington Road
                                    Pittsburgh, PA  15241
                                    Attention:  President

                                    Greenon Coal Company
                                    1800 Washington Road
                                    Pittsburgh, PA  15241
                                    Attention:  President

                  For TCO           Columbia Gas Transmission Corporation
                                    Route 19, Manifold Road, P.O. Box 496
                                    Washington, PA  15301
                                    Attention:  Vice President
                                                Northeast Region

                  with copy to:     Columbia Gas Transmission Corporation
                                    P.O. Box 1273
                                    Charleston, WV  25325
                                    Attention:  Vice President, Storage




                                       ARTICLE 10:  TERMINATION
                                       ------------------------

                  10.01 Termination for Failure of Two Indivisible Conditions. If either of the two (2) indivisible conditions set forth in
            Section 3.01 hereof is not satisfied or waived by January 1, 2003, unless extended by mutual written agreement of the parties, then either party may thereafter, at its option terminate this Agreement by giving sixty (60) days prior written notice to the other party of its intention to terminate, and unless both such conditions are satisfied during such sixty (60) day notice period or such notice is withdrawn, this Agreement shall terminate effective upon the expiration of such sixty (60) day notice period.

                  10.02 Termination Upon Completion of Mining Operations. Unless earlier terminated pursuant to Section 10.01 hereof or otherwise in accordance with the parties' rights under applicable law, this Agreement shall terminate twenty (20) years after the Effective Date, as defined in Section 2.01 hereof, unless Companies shall have given ninety (90) days written notice to TCO, prior to the expiration of such twenty (20) year period, that coal reserves remain to be mined by active mining operations of Companies within the boundaries of the Storage Complex, in which event this Agreement shall continue in effect thereafter until Companies shall have given TCO further written notice that such mining operations have been completed.

                  10.03 Survival of Obligations. The obligations of the parties set forth in: (a) Payment Conditions in Section 4.03 hereof; (b) Plugging of wells in Section 5.01(b); (c) TCO's Warranties to Companies in Article 6 hereof, as limited by Section 5.01(g)(iii); and (d) all of the indemnifications in Article 7 hereof, which have arisen or become due prior to the date of termination of this Agreement for any reason, including those specified in this Article 10, shall survive such termination.


                     ARTICLE 11:  MISCELLANEOUS PROVISIONS

                  11.01 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

                  11.02 Limited Effect of Agreement. Neither party to this Agreement has indicated to the other party that the provisions of this Agreement are or may be suitable to apply to any future episodes, events, or situations involving other mines of Companies outside the Storage Complex boundaries or another of TCO's storage fields. Each party covenants with the other that it will not cite any undertaking or other commitment by the other in this Agreement as expressing or implying a duty to make the same or a similar commitment in the future.

                  11.03 Severability. Except for Section 3.01, if any article, section, paragraph, sentence or clause of this Agreement is adjudged to be invalid or unenforceable, such adjudication shall not affect the validity of the remaining portions of this Agreement; and, to this end, the provisions of this Agreement are hereby agreed to be severable.

                  11.04 Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. An assignment shall not be deemed a novation, and the assignor shall remain primarily liable.


                  IN WITNESS WHEREOF, the parties hereto have caused their
            names to be signed hereto and their seals affixed all as of the day and year first above written.

            Attest:                             COLUMBIA GAS TRANSMISSION CORPORATION


            /s/ J. A. JARRELL                   By /s/ M. W. CASDORPH
            ------------------------------        -----------------------------
            J. A. Jarrell, Ass't Secretary        M. W. Casdorph, Senior Vice

                                                  President

            Attest:                             CONSOL PENNSYLVANIA COAL COMPANY


            /s/ K. T. SKRYPAK                     By /s/ S. E. SHRADER
            ------------------------------          ------------------------------
            K. T. Skrypak, Secretary              S. E. Shrader, President


            Attest:                             NINEVEH COAL COMPANY


            /s/ R. H. BURNS                       By /s/ C. W. MCDONALD
            ------------------------------          ------------------------------
            R. H. Burns, Jr., Secretary           C. W. McDonald, President


            Attest:                             GREENON COAL COMPANY


            /s/ R. A. HARRINGTON                  By /s/ R. E. SMITH
            -----------------------------           -----------------------------
            R. A. Harrington, Secretary           R. E. Smith, President

                                BRIDGE AGREEMENT

                                    BETWEEN

                     COLUMBIA GAS TRANSMISSION CORPORATION
                                    ("TCO")

                                       A
                                        N
                                         D

                       CONSOL PENNSYLVANIA COAL COMPANY,
                             NINEVEH COAL COMPANY,
                                      AND
                              GREENON COAL COMPANY
                                 ("COMPANIES")

                                   I N D E X



            Article    Title                                                        Page
            -------    -----                                                        ----
                       PREAMBLE                                                      1
               1       DEFINITIONS                                                   2
                       1.01   Former Agreements                                      2
                       1.02   New Agreements                                         3
                       1.03   Effective Date                                         4
                       1.04   Initial Payment Date                                   4

               2       ASSIGNMENT OF THE FORMER AGREEMENTS                           4
                       2.01   BRC Assignment to the Companies                        4
                       2.02   TCO Consent to the Assignment                          4
                       2.03   Reinstatement of the Former Agreements                 4

               3       REORGANIZATION APPROVAL AND WITHDRAWAL OF CLAIMS              4
                       3.01   Application and Order                                  4
                       3.02   Withdrawal of Claims                                   4

               4       SUSPENSION AND CONTINGENT RESCISSION OF THE                   5
                       FORMER AGREEMENTS
                       4.01   Suspension                                             5
                       4.02   Contingent Rescission                                  5
                       4.03   Effect on Future Performance                           5

               5       INDIVISIBLE CONDITIONS PRECEDENT TO THE NEW                   5
                       AGREEMENTS
                       5.01   Two (2) Indivisible Conditions Precedent               5

               6       TERMINATION OF THE NEW AGREEMENTS                             5
                       6.01   Termination                                            5

               7       NOTICES                                                       5
                       7.01   Given in Writing                                       5

               8       MISCELLANEOUS PROVISIONS                                      6
                       8.01   Governing Law                                          6
                       8.02   Limited Effect of Agreement                            6
                       8.03   Further Assignment                                     6
                       8.04   Successors                                             7

                       SIGNATURES                                                    7

                                BRIDGE AGREEMENT


                 THIS BRIDGE AGREEMENT, made this ---- day of ---------------,
            1993, by and among COLUMBIA GAS TRANSMISSION CORPORATION, a Delaware corporation, hereinafter referred to as "TCO",

                                       A
                                        N
                                         D

            CONSOL PENNSYLVANIA COAL COMPANY, a Delaware corporation ("CPC"), NINEVEH COAL COMPANY, a Delaware corporation ("NCC"), and GREENON COAL COMPANY, a Delaware corporation ("GCC"), CPC and NCC and GCC hereinafter referred to as "Companies", meaning each of them individually and severally and/or all of them collectively and jointly, as the context requires,

                                       A
                                        N
                                         D

            BRAUNSOL RESOURCES COMPANY, a Pennsylvania general partnership, hereinafter referred to as "BRC", the partners of which are CPC and GCC.

                 WHEREAS, TCO owns and operates three underground natural gas storage fields (being Heard Storage Field, the Majorsville Shallow Storage Field and the Majorsville Deep Storage Field), gas therein, wells, related storage pipelines and compressor facilities, and related 3000' reservoir protective areas, (hereinafter collectively referred to as the "Storage Complex") located in Greene and Washington Counties, Pennsylvania, as well as Marshall County, West Virginia; and

                 WHEREAS, the Companies currently own and/or operate coal
            mining operations in Greene and Washington Counties, Pennsylvania, as well as Marshall County, West Virginia; and,

                 WHEREAS, the partners of BRC currently own and/or operate coal mining operations in Greene and Washington Counties, Pennsylvania, as well as Marshall County, West Virginia; and,

                 WHEREAS, the Storage Complex and the mining operations
            underlie some of the same surface land which, at present, requires TCO, the Companies and BRC each to operate its respective facilities with due regard for the property, rights, and duties of the other; and,

                 WHEREAS, TCO and BRC have heretofore entered into agreements dated May 29, 1991 respecting their properties (the "Former Agreements" as hereinafter further defined); and

                 WHEREAS, on or about July 31, 1991, TCO filed for
            reorganization under Chapter 11 of the Federal Bankruptcy Code (11 U.S.C. Section 101 et. seq.), which proceeding was filed on or about July 31, 1991 at Docket No. 91-804 pending in the United States Bankruptcy Court in the District of Delaware; and

                 WHEREAS, from the date of the execution of the Former
            Agreements until the date hereof, TCO and BRC have essentially complied with same, and TCO has neither assumed nor rejected the Former Agreements in its reorganization proceeding; however, TCO and BRC now believe that the Former Agreements may need to be modified to accomplish their business objectives, in light of both TCO's reorganization proceeding, and TCO's desire to comply with the Federal Energy Regulatory Commission ("FERC") Order No. 636; and

                 WHEREAS, BRC, for good and valuable consideration, wishes to assign to the Companies all of its rights, title, interest, claims, duties and obligations under the Former Agreements; and

                 WHEREAS, TCO wishes to consent to this assignment by BRC to the Companies of all its rights, title, interest, claims, duties and obligations under the Former Agreements; and

                 WHEREAS, from the Effective Date (as hereinafter defined) of this Agreement, all the parties intend to suspend performance under the Former Agreements and simultaneously commence performance under the New Agreements (as hereinafter defined) which for so long as they remain effective, shall govern the respective rights, duties, obligations and liabilities of TCO and the Companies with respect to the temporary deactivation of the Storage Complex to accommodate mining operations; provided, however, that if the New Agreements are terminated based on failure of either of the two Indivisible Conditions (as hereinafter defined), the Former Agreements shall be reinstated as of the date of such termination.

                 NOW, THEREFORE, for and in consideration of the premises,
            which are incorporated and the mutual promises, covenants and agreements hereinafter set forth, TCO, the Companies and BRC, with intent to be legally bound, agree as follows:


                            Article 1:  Definitions

                 1.01 Former Agreements. The "Former Agreements" consist of the following six (6) documents:

                           (i) The Agreement dated May 29, 1991 between TCO and BRC, providing, inter alia, for the sale by TCO to BRC of three underground natural gas storage fields (Being the Heard Storage Field, the Majorsville Shallow Storage Field and the Majorsville Deep Storage Field), gas therein, wells, related storage pipelines and compressor facilities, and related reservoir protective areas, (hereinafter collectively referred to as the "Majorsville-Heard Complex"), located in Greene and Washington Counties, Pennsylvania and Marshall County, West Virginia (the "Master Agreement);

                          (ii) The Gas Purchase Contract dated May 29, 1991 between TCO, as Buyer, and BRC, as Seller, providing for the sale of certain quantities of natural gas by BRC to TCO (the "Gas Purchase Contract");

                         (iii) The Operating Agreement dated May 29, 1991 between BRC, as Owner, and TCO, as Operator, providing for the operation of the Majorsville-Heard Complex by TCO for the term specified therein (the "Operating Agreement");

                          (iv) The Asset Purchase Agreement dated May 29, 1991 between TCO and BRC, providing for the sale of the Majorsville- Heard Complex by TCO to BRC (the "Asset Purchase Agreement");

                           (v) The Agreement dated May 29, 1991 between Columbia Natural Resources, Inc. ("CNR") to BRC (the "CNR Agreement"); and

                          (vi) The Letter Agreement dated May 29, 1991 among TCO, NCC, Consolidation Coal Company, a Delaware corporation (Consolidation), Enlow Fork Mining Company, a Delaware corporation, (Enlow) and Conrhein Coal Company, a Pennsylvania general partnership (Conrhein), providing for the relationship of the above-mentioned five (5) Agreements to each other and for the relationship of NCC, Consolidation, Enlow and Conrhein to those same agreements and the signatories therein (the "Letter Agreement").

                 1.02 New Agreements. The New Agreements consist of the following three (3) documents:

                           (i) The Agreement dated the date hereof between TCO and CPC and NCC and GCC with CPC and NCC and GCC hereinafter therein referred to as "Companies", (meaning each of them individually and severally and/or all of them collectively and jointly, as the context requires), providing, inter alia, for the temporary deactivation by TCO (on an agreed basis to accommodate the mining of coal) of three underground natural gas storage fields (being the Heard Storage Field, the Majorsville Shallow Storage Field and the Majorsville Deep Storage Field), gas therein, wells, related storage pipelines and compressor facilities, and related reservoir protective areas, (hereinafter collectively referred to as the "Storage Complex"), located in Greene and Washington Counties, Pennsylvania and Marshall County, West Virginia (the "Second Master Agreement"); and

                          (ii) This Bridge Agreement providing for the relationship of certain agreements dated May 29, 1991 to these New Agreements (the "Bridge Agreement").

                         (iii) The Letter Agreement dated the date hereof among TCO, Consolidation, Enlow and Conrhein, providing for the relationship of the abovementioned two (2) Agreements to each other and for the relationship of Consolidation, Enlow and Conrhein to those same agreements and the signatories therein (the "Second Letter Agreement")

                 1.03 Effective Date. The term "Effective Date" shall have the same meaning as set forth in Section 2.01 of the Second Master Agreement as that Agreement is referenced in Section 1.02(i) hereof.

                 1.04 Initial Payment Date. The term "Initial Payment Date" shall have the same meaning as set forth in Section 2.02 of the Second Master Agreement as that Agreement is referenced in Section 1.02(i) hereof.


                Article 2:  Assignment of the Former Agreements

                 2.01 BRC Assignment to the Companies. BRC, for good and valuable consideration, hereby assigns, transfers, sets over its rights and duties under the Former Agreements to the Companies, specifically including its rights under all Proof of Claims filed in United States Bankruptcy Court, District of Delaware against TCO in Case No. 91-804.

                 2.02 TCO Consent to the Assignment. TCO hereby agrees to the assignment by BRC of its rights and duties under the Former Agreements to the Companies, specifically including all Proof of Claims mentioned above in Section 2.01. TCO further agrees that this assignment shall be deemed to be a novation and that BRC as Assignor is generally and specifically released and shall no longer remain liable to any extent under the Former Agreements. The parties agree to take all steps necessary to comply with Bankruptcy Rule 3001 and comply with appropriate orders of the Bankruptcy Court.

                 2.03 Reinstatement of the Former Agreements. If for any reason the Former Agreements are reinstated, then the Assignment of BRC to the Companies shall survive the termination of the New Agreements.


                    Article 3:  Reorganization Approval and Withdrawal of Claims

                 3.01 Application and Order. TCO agrees that the form and content of the "Application" and the "Court Order" for the approval of the New Agreements by the United States Bankruptcy Court in the District of Delaware at Docket No. 91-804 must be in form and substance approved by the Companies, which approval shall not be unreasonably withheld.

                 3.02 Withdrawal of Claims. Promptly after the Effective Date of the Second Master Agreement, Companies shall withdraw the duplicate claims assigned by BRC to the Companies being Claims Nos. 10908, 10910, and 10912 which, on or about March 16, 1992, BRC filed in TCO's reorganization proceeding. Promptly upon Initial Payment Date, Companies shall withdraw actual Claims Nos. 10907, 10909 and 10911.

               Article 4:  Suspension and Contingent Rescission of the Former
                 Agreements

                 4.01 Suspension. From the Effective Date of the New Agreements, each party shall accept performance under the New Agreements in full compliance with the provisions of the Former Agreements. To that end, the Former Agreements are hereby suspended for so long as the New Agreements continue in effect and shall be reinstated in the event of termination of the New Agreements based on failure of either of the two Indivisible Conditions Precedent, as defined in Section 5.02 hereof.

                 4.02 Contingent Rescission. Upon TCO's satisfying both the Indivisible Conditions as stated in Section 5.01 hereof, the Former Agreements shall be retroactively rescinded as of the Effective Date of this Agreement; provided, that, to the extent that TCO and BRC have performed pursuant to the Former Agreements, each accepts the performance of the other, and the Companies, BRC and TCO each accepts such performance to the same extent as if the New Agreements had been entered into on May 29, 1991, and all parties waive any claim of breach known or unknown, which may have arisen under the Former Agreements prior to the Effective Date of the New Agreements, subject to any rights and duties created by or arising out of (a) a breach in performance under the New Agreements or (b) TCO's filing on July 31, 1991 for reorganization under Chapter 11 of the Bankruptcy Code.

                 4.03 Effect of Future Performance. In the event of any claim of breach of any provision of one or more of the Former Agreements, the faithful performance of the analogous duty under the New Agreements shall be a complete defense to the claim of breach.

           Article 5:  Indivisible Conditions to the New Agreements.

                 5.01 Two (2) Indivisible Conditions. The two (2) indivisible conditions under the New Agreements shall be the same as set forth in Section 3.01 of the Second Master Agreement as that Agreement is referenced in Section 1.02(i) hereof.


                 Article 6:  Termination of the New Agreements

                 6.01 Termination. The New Agreements shall terminate on the same basis set forth in Article 10 of the Second Master Agreement as that Agreement is referenced in Section 1.02 (i) hereof.

                              Article 7:  Notices

                 7.01 Given in Writing. All notices and other communications hereunder shall be in writing and shall be duly given if delivered by hand or mailed by first-class, registered or certified mail, postage fully prepaid, addressed to the parties as follows:

                 For BRC         Braunsol Resources Company
                                 c/o Consol Pennsylvania Coal Company
                                 1800 Washington Road
                                 Pittsburgh, PA  15241
                                 Attention:  President
                                 Braunsol Resources Company
                                 c/o Greenon Coal Company
                                 1800 Washington Road
                                 Pittsburgh, PA  15241
                                 Attention:  President

                 For TCO         Columbia Gas Transmission Company
                                 Route 19, Manifold Road, P.O. 496
                                 Washington, PA  15301
                                 Attention:  Vice President

                                                 Northeast Region
                 with copy to:   Columbia Gas Transmission Corporation
                                 P. O. Box 1273
                                 Charleston, WV  25325
                                 Attention:  Vice President, Storage

                 For Companies   Consol Pennsylvania Coal Company
                                 1800 Washington Road
                                 Pittsburgh, PA  15241

                                 Nineveh Coal Company
                                 1800 Washington Road
                                 Pittsburgh, PA  15241

                                 Greenon Coal Company
                                 1800 Washington Road
                                 Pittsburgh, PA  15241


                                 Article 8:  Miscellaneous Provisions

                 8.01 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

                 8.02 Limited Effect of Agreement. Parties to this Agreement have not indicated to any other party that the provisions of this Agreement are or may be suitable to apply to any future episodes, events, or situations involving other mines of BRC or the Companies outside the Storage Complex boundaries or another of TCO's storage fields. Each party covenants with the others that it will not cite any undertaking or other commitment by the other in this Agreement as expressing or implying a duty to make the same or a similar commitment in the future.

                 8.03 Further Assignment. With the exception of the Assignment referenced in Article 2 hereof, this Agreement may not be assigned by one party without the express written consent of the other parties hereto; which consent shall not be unreasonably withheld.

                 8.04 Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.


                 IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto and their seals affixed all as of the day and year first above written.


            Attest:                            COLUMBIA GAS TRANSMISSION CORPORATION


            /s/ J. A. JARRELL                  By /s/ M. W. CASDORPH
            ------------------------------       -------------------------------------
            J. A. Jarrell, Ass't Secretary       M. W. Casdorph, Senior Vice President


            Attest:                            CONSOL PENNSYLVANIA COAL COMPANY


            /s/ K. T. SKRYPAK                  By /s/ S. E. SHRADER
            ------------------------------       -----------------------------------
            K. T. Skrypak, Secretary             S. E. Shrader, President


            Attest:                            NINEVEH COAL COMPANY


            /s/ R. H. BURNS, JR.               By /s/ C. W. MCDONALD
            ------------------------------       -----------------------------------
            R. H. Burns, Jr., Secretary          C. W. McDonald, President


            Attest:                            GREENON COAL COMPANY


            /s/ R. A. HARRINGTON               By /s/ R. E. SMITH
            ------------------------------       -----------------------------
            R. A. Harrington, Secretary          R. E. Smith, President


                                               BRAUNSOL RESOURCES COMPANY

                                               By its general partners:

            Attest:                            CONSOL PENNSYLVANIA COAL COMPANY


            /s/ K. T. SKRYPAK                  By /s/ S. E. SHRADER
            ------------------------------       ------------------------------
            K. T. Skrypak, Secretary             S. E. Shrader, President


            Attest:                            GREENON COAL COMPANY


            /s/ R. A. HARRINGTON               By /s/ R. E. SMITH
            ------------------------------       -----------------------------
            R. A. Harrington, Secretary          R. E. Smith, President





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